Exhibit 99.1

Centric Brands Inc. Reports Third Quarter 2018 Results

NEW YORK,  November 14, 2018 – Centric Brands Inc. (the “Company”) (NASDAQ: CTRC), a leading lifestyle brands collective, formerly Differential Brands Group Inc., today announced its financial results for the three months ended September 30, 2018.

The results included below reflect the Company’s financial position and operations before it completed the acquisition (the “Transaction”) of a significant portion of Global Brands Group Holding Limited’s (Hong Kong listed: SEHK Stock Code: 787) (“GBG”) North American licensing business on October 29, 2018.

Third Quarter Financial Review

Total Company net sales for the third quarter of fiscal 2018 decreased 6.0% from the same quarter last year to $39.8 million. Somewhat offsetting a Wholesale segment net sales decline of 12.3% in the quarter compared to last year was strong 13.6% net sales growth in the Consumer Direct segment.  Within the Wholesale segment, Robert Graham and Hudson net sales declined 10.9% and 18.1%, respectively, while SWIMS registered solid net sales growth of 10.1%. The Consumer Direct net sales growth in the quarter was broad-based including Ecommerce net sales growth of 20.6% and a retail stores net sales jump of 9.4%, which was led by outlet store net sales growth of 13.8% and full price store net sales growth of 5.9%.

Segment net sales and adjusted EBITDA results were as follows:

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(unaudited, in thousands)		(unaudited, in thousands)
Net sales:
Wholesale	$28,410	$32,393	$80,808	$88,910
Consumer Direct	10,434	9,188	31,128	27,959
Corporate and other	987	808	2,678	2,075
Total Company net sales	$39,831	$42,389	$114,614	$118,944

Adjusted EBITDA
Operating (loss) income:
Wholesale	$6,138	$8,227	$15,866	$22,157
Consumer Direct	585	(389)	1,590	(772)
Corporate and other	(15,969)	(6,610)	(32,860)	(20,667)
Adjustments*	11,548	1,932	20,488	6,965
Total Company Adjusted EBITDA	$2,302	$3,160	$5,084	$7,683

*See “Adjusted EBITDA” below for reconciliation with GAAP.

Initial gross profit margins increased 1.2% during the third quarter 2018 to 52.1% from 50.9% in the same quarter last year.  The margin improvement was driven from a higher penetration of full price business. Gross profit declined approximately $900 thousand as a result of overall sales volume declines.

Selling, general and administrative expenses for the third quarter 2018 increased $138 thousand to $15.5 million compared to the same quarter of the prior year after excluding acquisition related expenses incurred in the third quarter of 2018 of $9.6 million. Excluding acquisition related expenses, selling, general and administrative expense rates increased to 38.8% from 36.2% in the third quarter 2017. Operating expense increases, excluding acquisition related costs, primarily relate to higher direct store labor expenses this year versus the prior year period.

Adjusted EBITDA for the third quarter of 2018 was $2.3 million as compared to $3.2 million for the same quarter last year.

For the third quarter of 2018 and 2017, net loss and loss per share were $10.6 million and $0.89 per share compared to $0.2 million and $0.12 per share, respectively.

Subsequent to September 30, 2018

•	On October 29, 2018, the Company successfully completed the acquisition of a significant portion of GBG’s (Hong Kong listed: SEHK Stock Code: 787) North American licensing business.
•

Concurrent with the closing of the Transaction, the Company entered into a  (i) first lien credit agreement with Ares Capital Corporation, as administrative agent and certain other lenders party thereto and a (ii) second lien credit agreement with U.S. Bank National Association, as administrative agent and collateral agent and certain other lenders party thereto.

i)

The First Lien Credit Agreement provides for a senior secured asset based revolving credit facility with commitments in an aggregate principal amount of $150 million, which matures four and a half years from the closing date and a senior secured term loan credit facility in an aggregate principal amount of $645 million, which matures five years from the closing date.

ii)	The Second Lien Credit Agreement provides for a second lien term loan facility in an aggregate principal amount of $668 million, which matures six years from the closing date.
•

Concurrent with the closing of the Transaction, the Company changed its name to Centric Brands Inc., reflecting its position as a leading lifestyle brands collective platform. Effective November 2, 2018, Centric Brands is listed publicly on the NASDAQ under the ticker symbol CTRC.

•	Concurrent with the closing of the Transaction, Jason Rabin, former President of GBG North America, was named Chief Executive Officer of Centric Brands Inc.

About Centric Brands Inc.

Centric Brands (NASDAQ: CTRC) is a leading lifestyle brands collective, bringing together creative minds from the worlds of fashion and commerce, sourcing, technology, marketing and digital. We design, produce, manage and build kid’s wear and women’s and men’s accessories and apparel and distribute our products across all retail and digital channels in North America and in international markets. We also license over 100 brands across our core product categories including kid’s, women’s and men’s accessories and apparel. Our company-owned brands are Hudson®, a designer and marketer of women's and men's premium, branded denim and apparel, Robert Graham®, a sophisticated, eclectic apparel and accessories brand seeking to inspire a global movement, and SWIMS®, a Scandinavian lifestyle brand best known for its range of fashion-forward, water-friendly footwear, apparel and accessories. We employ approximately 4,000 employees in offices in New York City, Greensboro, NC, Los Angeles, CA, and Montreal, Canada, and in stores throughout North America. For more information, please visit Centric Brands’ website: www.centricbrands.com

Forward-Looking Statements and Important Disclosure Notice

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to:; the anticipated benefits of the Transaction on the Company’s financial results, business performance and product offerings, the Company’s ability to successfully integrate GBG’s business and realize cost savings and any other synergies; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the Company expects; the risk of intense competition in the denim and premium lifestyle apparel industries; the risk that the Company’s substantial indebtedness could adversely affect the Company’s financial performance and impact the Company’s ability to service its indebtedness; the risks associated with the Company’s foreign sourcing of its products and the implementation of foreign production for its products, including in light of potential changes in international trade relations proposed to be implemented by the U.S. government; risks associated with the Company’s third-party distribution system; continued acceptance of our product, product demand, competition, capital adequacy, general economic conditions and the potential inability to raise additional capital if required; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence or consumer spending patterns, including consumer demand for denim and premium lifestyle apparel, will have a negative impact on the Company’s financial performance or strategies and the Company’s ability to generate cash flows from its operations to service its indebtedness; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors;  the Company’s ability to respond to the business environment and fashion trends; risks related to continued acceptance of the Company’s brands in the marketplace; risks related to the Company’s reliance on a small number of large customers; risks related to the Company’s ability to implement successfully any growth or strategic plans; risks related to the Company’s ability to manage the Company’s inventory effectively; the risk of cyber-attacks and other system risks; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of the Company’s operations or new acquisitions; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations or new acquisitions; risks related to the Company’s pledge of all its tangible and intangible assets as collateral under its financing agreements; risks related to the Company’s ability to generate positive cash flow from operations; risks related to a possible oversupply of denim in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports filed with the SEC, and this release should be read in conjunction with those reports through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

The press release above contains summaries of certain financial and statistical information about the Company. The information contained in this press release is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of the Company as indicative of the Company’s future results.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Since the Company operates in a rapidly changing environment, new risk factors can arise and it is not possible for the Company’s management to predict all such risk factors, nor can the Company’s management assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company’s future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Contacts

Investor Relations
ICR - Tom Filandro/Caitlin Morahan
203-682-8200
CentricBrandsIR@icrinc.com

Media Relations
ICR - Jessica Liddell/Brittany Fraser
203-682-8200
CentricBrandsPR@icrinc.com

CENTRIC BRANDS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Net sales	$39,831	$42,389	$114,614	$118,944
Cost of goods sold	22,671	24,334	66,774	66,067
Gross profit	17,160	18,055	47,840	52,877
Operating expenses
Selling, general and administrative	25,029	15,334	58,992	47,633
Depreciation and amortization	1,377	1,493	4,252	4,526
Total operating expenses	26,406	16,827	63,244	52,159
Operating (loss) income	(9,246)	1,228	(15,404)	718
Interest expense	2,462	2,262	7,097	6,536
Other expense (income), net	21	(12)	124	(1)
Loss before income taxes	(11,729)	(1,022)	(22,625)	(5,817)
Income tax (benefit) provision	(1,150)	(839)	(2,275)	776
Net loss	$(10,579)	$(183)	$(20,350)	$(6,593)

Loss per common share - basic and diluted	$(0.89)	$(0.12)	$(1.87)	$(0.80)

Weighted average shares outstanding
Basic	14,085	13,322	13,873	13,306
Diluted	14,085	13,322	13,873	13,306

As a Percent of Sales

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	56.9%	57.4%	58.3%	55.5%
Gross profit	43.1%	42.6%	41.7%	44.5%
Operating expenses
Selling, general and administrative	62.8%	36.2%	51.5%	40.0%
Depreciation and amortization	3.5%	3.5%	3.7%	3.8%
Total operating expenses	66.3%	39.7%	55.2%	43.9%
Operating (loss) income	(23.2%)	2.9%	(13.4%)	0.6%
Interest expense	6.2%	5.3%	6.2%	5.5%
Other expense (income), net	0.1%	(0.0%)	0.1%	(0.0%)
Loss before income taxes	(29.4%)	(2.4%)	(19.7%)	(4.9%)
Income tax (benefit) provision	(2.9%)	(2.0%)	(2.0%)	0.7%
Net loss	(26.6%)	(0.4%)	(17.8%)	(5.5%)

Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(unaudited, in thousands)		(unaudited, in thousands)
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(10,579)	$(183)	$(20,350)	$(6,593)

Adjustments:
(Benefit) provision for income taxes	(1,150)	(839)	(2,275)	776
Interest expense	2,462	2,262	7,097	6,536
Non-cash stock compensation (a)	614	439	2,121	1,339
Depreciation and amortization	1,377	1,493	4,252	4,526
Acquisition-related costs (b)	9,557	—	14,115	—
Restructuring (c)	—	—	—	933
Store closure costs (d)	—	—	—	67
Legal settlement costs (e)	—	—	—	100
Foreign currency loss (gain)	21	(12)	124	(1)
Total Adjustments	12,881	3,343	25,434	14,276

Adjusted EBITDA (1)	$2,302	$3,160	$5,084	$7,683

(1)

Adjusted EBITDA is defined as net loss excluding: income taxes, interest expense, non-cash stock compensation, depreciation and amortization, acquisition-related costs, restructuring costs, store closure costs, legal settlement costs and gain or loss related to foreign currency transactions. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company’s financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents stock compensation expense related to the grant of restricted stock units and stock options.
(b)

Represents acquisition-related costs associated with the Purchase and Sale Agreement entered into with GBG on June 27, 2018. The acquisition contemplated by the Purchase and Sale Agreement will result in the combination of a significant part of GBG’s and its subsidiaries’ North American business with the Company’s existing platform.

(c)	Represents restructuring charges for severance and recruiting costs related to a change in management, and additional costs incurred related to launching the new Hudson e-commerce website.
(d)	Represents the write-off of assets related to one store in which the lease was cancelled during the first quarter of fiscal 2017.
(e)	Represents the amount recorded during the second quarter of 2017 for a legal matter related to the prior period that is now estimable.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts which are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles generally accepted in the United States (GAAP). Management uses these non-GAAP financial measures to evaluate the performance of the business over time on a consistent basis, identify business trends relating to the financial condition and results of operations and make business decisions.  The Company believes that providing non-GAAP measures is useful to provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods and to allow investors to evaluate the performance using the same methodology and information as that used by management.  However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. Investors should consider these non-GAAP financial measures in addition to, and not as substitutes for or superior to, the Company’s other measures of the Company’s financial performance that the Company prepares in accordance with GAAP.  Further, non-GAAP information may be different from the non-GAAP information provided by other companies.

CENTRIC BRANDS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30,	December 31,	September 30,
	2018	2017	2017
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,514	$8,250	$2,792
Accounts receivable, net	21,490	22,246	23,732
Inventories	33,567	31,733	38,004
Prepaid expenses and other current assets	5,157	4,832	5,170
Total current assets	63,728	67,061	69,698
Property and equipment, net	7,281	8,417	9,287
Goodwill	8,406	8,380	8,471
Intangible assets, net	87,195	89,332	90,414
Other assets	2,255	484	515
Total assets	$168,865	$173,674	$178,385

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$35,251	$22,204	$26,218
Short-term convertible note	—	13,694	13,565
Current portion of long-term debt	3,438	2,813	2,188
Total current liabilities	38,689	38,711	41,971
Line of credit	24,414	21,254	20,819
Convertible notes	14,866	13,866	13,549
Long-term debt, net of current portion	42,309	44,896	45,444
Deferred income taxes, net	4,093	6,650	12,880
Other liabilities	3,732	3,554	3,591
Total liabilities	128,103	128,931	138,254

Equity
Series A convertible preferred stock	5	5	5
Series A-1 convertible preferred stock	459	—	—
Common stock	1,413	1,349	1,333
Additional paid-in capital	76,248	61,314	60,384
Accumulated other comprehensive income	408	271	740
Accumulated deficit	(37,771)	(18,196)	(22,331)
Total equity	40,762	44,743	40,131
Total liabilities and equity	$168,865	$173,674	$178,385

CENTRIC BRANDS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,350)	$(6,593)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,252	4,526
Amortization of deferred financing costs	328	326
Amortization of convertible notes discount	568	516
Paid-in-kind interest	1,300	1,206
Stock-based compensation	2,121	1,339
Provision for bad debts	457	181
Loss on disposal of assets	4	—
Deferred taxes	(2,577)	1,648
Changes in operating assets and liabilities:
Accounts receivable	2,439	(3,493)
Inventories	(2,149)	(13,823)
Prepaid expenses and other assets	475	(916)
Accounts payable and accrued expenses	9,534	7,943
Other liabilities	125	(38)
Net cash used in operating activities	(3,473)	(7,178)

CASH FLOWS FROM INVESTING ACTIVITIES
Refund of security deposit	—	7
Purchases of property and equipment	(976)	(777)
Net cash used in investing activities	(976)	(770)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(2,188)	(938)
Proceeds from line of credit, net	2,247	7,420
Payment of deferred financing costs	—	(124)
Repayment of customer cash advances	—	(1,707)
Taxes paid in lieu of shares issued for stock-based compensation	(428)	(267)
Net cash (used in) provided by financing activities	(369)	4,384

Effect of exchange rate changes on cash and cash equivalents	82	(120)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,736)	(3,684)

CASH AND CASH EQUIVALENTS, at beginning of period	8,250	6,476
CASH AND CASH EQUIVALENTS, at end of period	$3,514	$2,792